SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 11, 2014

Arrayit Corporation
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

33-119586	76-0600966
(Commission File Number)	(IRS Employer Identification Number)

927 Thompson Place
Sunnyvale, CA  94085
(Address of principal executive offices)

Rene A. Schena
927 Thompson Place
Sunnyvale, CA  94085
(Name and address of agent for service)
408-744-1711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

SUNNYVALE, California – September 11, 2014– Arrayit Corporation (OTCBB: ARYC) announces that on August 20, 2014 the Avant Diagnostics, Inc. case against Arrayit Corporation was dismissed by court order and by agreement of the parties.   Further on August 6, 2014 Arrayit Corporation entered into an agreement under which Arrayit maintains the exclusive right to manufacture OvaDx® for Avant Diagnostics, Inc. until such time as the rights are sold to a third party.  The invoice for $1,550,000 from Arrayit to Avant is to be settled by the issuance of ten million (10,000,000) shares of Avant to Arrayit, which shares are ultimately to be a dividend to the shareholders of Arrayit.   The agreement further stipulates a swap of ten million (10,000,000) shares between the two companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arrayit Corporation

Date: September 11, 2014	By:	/s/ Rene A. Schena
Name: Rene A. Schena
Title: Chief Executive Officer